Exhibit 99.1
Sable Offshore Corp. Announces Commencement of New Senior Secured Term Loan
Houston, June 16, 2026 — Sable Offshore Corp. (NYSE: SOC, “Sable”, or the “Company”) today announced it is launching a proposed senior secured term loan facility in an aggregate principal amount of up to $1.0 billion (the “New Senior Secured Term Loan”), which will replace the Company’s Senior Secured Term Loan with Exxon Mobil Corporation (the “Existing Senior Secured Term Loan”). The Company is expected to be the borrower under the New Senior Secured Term Loan.
Additionally, the Company expects to pursue incremental unsecured capital markets solutions. JPMorgan Chase Bank, N.A. is expected to be administrative agent under the New Senior Secured Term Loan. The Company currently intends to use the proceeds from the New Senior Secured Term Loan, together with the proceeds of the expected additional unsecured capital markets solutions, to fund the repayment of the Existing Senior Secured Term Loan, to pay transaction fees and expenses, and to satisfy contractual performance bonding obligations.
There can be no assurances that the Company will be successful in its marketing efforts or that it will be able to enter into the New Senior Secured Term Loan. Closing of the New Senior Secured Term Loan is subject to market conditions, as well as the negotiation and execution of definitive documents and the satisfaction of customary closing conditions.
About Sable
Sable Offshore Corp. is an independent oil and gas company, headquartered in Houston, Texas, focused on responsibly developing the Santa Ynez Unit in federal waters offshore California. The Sable team has extensive experience safely operating in California.

Forward-Looking Statements
The information in this press release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “continue,” “plan,” “forecast,” “predict,” “potential,” “future,” “outlook,” and “target,” the negative of such terms and other similar expressions are intended to identify forward- looking statements, although not all forward-looking statements will contain such identifying words. These statements are based on the current beliefs and expectations of Sable’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Factors that could cause Sable’s actual results to differ materially from those described in the forward-looking statements include: the marketing, negotiation and consummation of the New Senior Secured Term Loan, the use of proceeds from the New Senior Secured Term Loan and any expectation regarding timing of the closing of the New Senior Secured Term Loan; availability of future financing, including additional unsecured capital markets solutions; our ability to consummate a refinancing of our Existing Senior Secured Term Loan and the timing and terms thereof; our financial performance; global economic conditions and inflation; increased operating costs; lack of availability of drilling and production equipment, supplies, services and qualified personnel; geographical concentration of operations; environmental and weather risks; regulatory changes and uncertainties; litigation, complaints and/or adverse publicity; privacy and data protection laws, privacy or data breaches, or loss of data; our ability to comply with laws and regulations applicable to our business; and other one-time events and other factors that can be found in Sable’s Annual Report on Form 10-K for the year ended December 31, 2025, which is filed with the Securities and Exchange Commission and is available on Sable’s website (www.sableoffshore.com) and on the Securities and Exchange Commission’s website (www.sec.gov). Except as required by applicable law, Sable undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this press release.

Contacts
Investor Contact:
Harrison Breaud
Vice President, Finance & Investor Relations
IR@sableoffshore.com
713-579-8111
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